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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of l934



Date of Report (Date of earliest event reported)        November 6, 1997
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                        NOONEY INCOME FUND LTD., L.P.
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            (Exact Name of Registrant as specified in its charter)


        Missouri                      0-13241                 43-1302570
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(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)               File No.)           Identification No.)


    7701 Forsyth Boulevard, St. Louis, Missouri                    63105
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      (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code       (314) 863-7700
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                                Not Applicable
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         (Former name or former address, if changed since last report)



                              Page 1 of 3 Pages


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT
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On November 6, 1997, Nooney Company sold its 75% interest in Nooney Income
Investments, Inc., the corporate general partner of the Registrant to S-P Properties, Inc., a California corporation, which in turn is a wholly-owned subsidiary of CGS Real Estate Company, Inc., a Texas corporation. Simultaneously, Gregory J. Nooney, Jr., an individual general partner and PAN, Inc., a corporate general partner, sold their economic interests to S-P Properties, Inc. and resigned as general partners.

Following the sale, control of the Registrant now rests with CGS Real Estate Company, Inc. CGS Real Estate Company, Inc. is owned 50% each by John N. Galardi, Chairman of the Board, and William J. Carden, President. Mr. Galardi is founder of The Galardi Group which controls and manages over 500 fast food restaurants. Mr. Carden founded CGS Real Estate Company, Inc. in 1990 and has been active in commercial real estate for over 25 years. CGS, through its wholly-owned subsidiaries, manages over 25 million square feet for third party owners, its own account and several public partnership programs where the company acts as general partner.

The purchase described above was part of a larger transaction whereby CGS Real Estate Company, Inc. purchased (a) the entire real estate management business operated by Nooney Company through its wholly-owned subsidiary, Nooney Krombach Co., (b) all controlling interests in corporate general partners for all public partnerships, namely Nooney Real Property Investors-Two, L.P., Nooney Real Property Investors-Four, L.P., Nooney Income Fund Ltd., L.P., and Nooney Income Fund Ltd. II, L.P., (c) all investment real estate owned by Nooney Company through other wholly-owned subsidiaries, and (d) the controlling interest in a private partnership which acts as an external advisor to Nooney Realty Trust, a publicly held real estate investment trust traded on the NASDAQ exchange.

The consideration for the purchase of all corporate general partner interests owned by Nooney Company was $92,000 cash. The consideration for purchase of Gregory J. Nooney, Jr.'s and PAN, Inc.'s general partner interests in the four public partnerships and Nooney Advisors Ltd., L.P. was $243,186.43, paid by assumption of a note payable held by an unrelated individual.

There are no arrangements or understandings among members of either the selling or purchasing group with respect to the election of directors or other matters.


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                            SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              NOONEY INCOME FUND LTD., L.P.





Date:        November 14, 1997            By:  /s/ Gregory J. Nooney, Jr.
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                                                    Gregory J. Nooney, Jr.
                                                    General Partner